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                                                                       Exhibit 1

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                          WHITING PETROLEUM CORPORATION
                            (a Delaware corporation)
                      _____________ Shares of Common Stock



                               PURCHASE AGREEMENT
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Dated:              , 2003

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                          WHITING PETROLEUM CORPORATION
                            (a Delaware corporation)
                               Shares of Common Stock
                           (Par Value $.001 Per Share)
                               PURCHASE AGREEMENT

                                                                          , 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
A.G. Edwards & Sons, Inc.
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

         Whiting Petroleum Corporation, a Delaware corporation (the "Company"), Whiting Oil and Gas Corporation, a Delaware corporation that will be a wholly-owned subsidiary of the Company ("Whiting Oil and Gas"), Alliant Energy Resources, Inc. (the "Selling Stockholder"), a Wisconsin corporation and wholly-owned subsidiary of Alliant Energy Corporation, a Wisconsin corporation (the "Parent"), and the Parent, confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and A.G. Edwards & Sons, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Selling Stockholder and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Selling Stockholder to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any
part of   additional shares of Common Stock to cover overallotments, if any. The
aforesaid   shares of Common Stock (the "Initial Securities") to be purchased by
 the Underwriters and all or any part of the   shares of Common Stock subject to
the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         Each of the Company, the Selling Stockholder and the Parent understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-107341), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of

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such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company and Whiting Oil and Gas jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or Whiting Oil and Gas, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

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          Each preliminary prospectus and the prospectus filed as part of the
     Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company and Whiting Oil and Gas as required by the 1933 Act and the 1933 Act Regulations.

          (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects, on the basis set forth in the Registration Statement, the financial position of the Company and Whiting Oil and Gas and Whiting Oil and Gas's consolidated subsidiaries at the dates indicated and the statement of income, stockholders' equity and cash flows of Whiting Oil and Gas and Whiting Oil and Gas's consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, Whiting Oil and Gas and Whiting Oil and Gas's subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, Whiting Oil and Gas or any of Whiting Oil and Gas's subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, Whiting Oil and Gas and Whiting Oil and Gas's subsidiaries considered as one enterprise, and (C) except as described in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or Whiting Oil and Gas on any class of its capital stock.

          (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi) Good Standing of Subsidiaries. Each of Whiting Oil and Gas and Whiting Programs, Inc. (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized

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     and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Selling Stockholder and, at the Closing Time, will be owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date of this Agreement, the Company has no subsidiaries. At the Closing Time, the only subsidiaries of the Company will be the subsidiaries listed on Exhibit 21 to the Registration Statement.

          (vii) Capitalization. As of the date of this Agreement, the authorized, issued and outstanding capital stock of Whiting Oil and Gas is as set forth in the Prospectus in the column entitled "Whiting Oil and Gas Corporation Actual" under the caption "Capitalization," and immediately following the purchase of the Initial Securities hereunder, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus in the column entitled "Whiting Oil and Gas Corporation Pro Forma, as Adjusted" (except for subsequent sales, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). At the Closing Time, the shares of issued and outstanding capital stock of the Company will have been duly authorized and validly issued and will be fully paid and non-assessable; none of the outstanding shares of capital stock of the Company at the Closing Time will have been issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii) Authorization of Agreement and Transaction Documents. This Agreement has been duly authorized, executed and delivered by the Company and Whiting Oil and Gas. Each of the documents relating to the transfer of all the outstanding stock of Whiting Oil and Gas by the Selling Stockholder to the Company in exchange for all the outstanding shares of Common Stock (the "Share Exchange"), the sale by the Selling Stockholder of the Securities hereunder, and the resulting divestiture by the Selling Stockholder of a portion of its interest in the Company (the "Separation"), including the Master Separation Agreement, the Tax Separation and Indemnification Agreement, and the Registration Rights Agreement described in the Prospectus (collectively, the "Transaction Documents") is or when executed and delivered by the Company and Whiting Oil and Gas will be, duly and validly authorized, executed and delivered by each of the Company and Whiting Oil and Gas and is or will be, when executed and delivered by the Company and Whiting Oil and Gas, a legally valid and binding obligation of each of the Company and Whiting Oil and Gas enforceable against each of the Company and Whiting Oil and Gas in accordance with its terms, except as such enforcement may be subject to or limited by bankruptcy, insolvency and general principles of equity.

          (ix) Authorization and Description of Securities. The Securities, when delivered by the Selling Stockholder pursuant to this Agreement against payment of the consideration set forth herein, will have been duly authorized and validly issued and will be fully paid and non-assessable; at the Closing Time, the Common Stock will conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all

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     material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and at the Closing Time, the Securities will not be subject to the preemptive or other similar rights of any securityholder of the Company.

          (x) Absence of Defaults and Conflicts. None of the Company, Whiting Oil and Gas or any of Whiting Oil and Gas's subsidiaries is in violation of its respective charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, Whiting Oil and Gas or any of Whiting Oil and Gas's subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, Whiting Oil and Gas or any of Whiting Oil and Gas's subsidiaries is subject (collectively, "Agreements and Instruments"), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein, in the Transaction Documents and in the Registration Statement (including the issuance of the Securities in the Share Exchange and sale of the Securities pursuant to this Agreement) and compliance by each of the Company and Whiting Oil and Gas with its respective obligations hereunder and pursuant to the Transaction Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, Whiting Oil and Gas or any subsidiary of Whiting Oil and Gas or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, Whiting Oil and Gas or any subsidiary of Whiting Oil and Gas or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Whiting Oil and Gas or any subsidiary of Whiting Oil and Gas.

          (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company, Whiting Oil and Gas or any subsidiary of Whiting Oil and Gas exists or, to the knowledge of the Company or Whiting Oil and Gas, is imminent, and the Company and Whiting Oil and Gas are not aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

          (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or Whiting Oil and Gas, threatened, against or affecting the Company, Whiting Oil and Gas or any subsidiary of Whiting Oil and Gas, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Transaction Documents

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     or the performance by the Company or Whiting Oil and Gas of their respective obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company, Whiting Oil and Gas or any subsidiary of Whiting Oil and Gas is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiv) Possession of Intellectual Property. The Company, Whiting Oil and Gas and Whiting Oil and Gas's subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and none of the Company, Whiting Oil and Gas or any of Whiting Oil and Gas's subsidiaries have received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, Whiting Oil and Gas or any of Whiting Oil and Gas's subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each of the Company and Whiting Oil and Gas of its obligations hereunder, in connection with the issuance of the Securities in the Share Exchange or the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the Transaction Documents, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xvi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xvii) Possession of Licenses and Permits. The Company, Whiting Oil and Gas and Whiting Oil and Gas's subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company, Whiting Oil and Gas and Whiting Oil and Gas's subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse

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     Effect; and none of the Company, Whiting Oil and Gas or any of Whiting Oil
     and Gas's subsidiaries have received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xviii) Title to Property. The Company, Whiting Oil and Gas and Whiting Oil and Gas's subsidiaries have good and marketable title to all real property owned by the Company, Whiting Oil and Gas and Whiting Oil and Gas's subsidiaries, including, without limitation, all oil and gas producing properties, and good title to all other properties owned by them, including, without limitation, all assets and facilities used by Whiting Oil and Gas and its subsidiaries in the production and marketing of oil and gas, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Whiting Oil and Gas or any of Whiting Oil and Gas's subsidiaries; and all of the leases and subleases material to the business of the Company, Whiting Oil and Gas and Whiting Oil and Gas's subsidiaries, considered as one enterprise, and under which the Company, Whiting Oil and Gas or any of Whiting Oil and Gas's subsidiaries holds properties described in the Prospectus, including, without limitation, all oil and gas producing properties of Whiting Oil and Gas and its subsidiaries and all assets and facilities used by Whiting Oil and Gas and its subsidiaries in the production and marketing of oil and gas, are in full force and effect, except where such would not have a Material Adverse Effect, and none of the Company, Whiting Oil and Gas or any subsidiary of Whiting Oil and Gas has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, Whiting Oil and Gas or any subsidiary of Whiting Oil and Gas under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, Whiting Oil and Gas or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not have a Material Adverse Effect.

          (xix) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, Whiting Oil and Gas or any of Whiting Oil and Gas's subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, Whiting Oil and Gas and Whiting Oil and Gas's subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or Whiting Oil and Gas, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, Whiting Oil and Gas or any of Whiting Oil and Gas's subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or

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     governmental body or agency, against or affecting the Company, Whiting Oil and Gas or any of Whiting Oil and Gas's subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xx) Registration Rights. Other than persons granted registration rights pursuant to the Registration Rights Agreement among Parent, the Company and the Selling Stockholder (the "Registration Rights Agreement"), there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxi) Absence of Further Requirements Regarding Separation. All consents, approvals, authorizations and orders necessary, if any, to effect the Separation have been obtained; after giving effect to the Separation, the Company and its subsidiaries will have such Governmental Licenses as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and other than such failures to have Governmental Licenses that would not, singly or in the aggregate, have a Material Adverse Effect after giving effect to the Separation; after giving effect to the Separation, the Company and its subsidiaries will have, fulfilled and performed all their respective material obligations with respect to such Governmental Licenses and no event has occurred which allows (or after notice or lapse of time or both would allow) revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus (and it being understood that certain Governmental Licenses, by their respective terms, lapse as described in the Prospectus) and other than such revocations and terminations which would not, singly or in the aggregate, have a Material Adverse Effect after giving effect to the Separation; and, except as described in the Prospectus, none of such Governmental Licenses contains any restriction that, after giving effect to the Separation, would reasonably be expected to result in a Material Adverse Effect.

          (xxii) Independent Petroleum Engineers. Cawley, Gillespie &
     Associates, Inc., whose report as of   is referenced in the Prospectus,
     was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to Whiting Oil and Gas. R.A.
     Lenser & Associates, Inc., whose report as of   is referenced in the
     Prospectus, was, as of the dates of such report, and is, as of the date hereof, an independent petroleum engineer with respect to Whiting Oil and
     Gas. Ryder Scott Company, L.P., whose report as of   is referenced in the
     Prospectus, was, as of the dates of such report, and is, as of the date hereof, an independent petroleum engineer with respect to Whiting Oil and Gas.

          (xxiii) Accuracy of Reserve Information. The information underlying the estimates of reserves of Whiting Oil and Gas and its subsidiaries, which was supplied by Whiting Oil and Gas to Cawley, Gillespie & Associates, Inc., R.A. Lenser & Associates, Inc. and Ryder Scott Company, L.P. for purposes of auditing the reserve reports and estimates of Whiting Oil and Gas and preparing the respective letters (the "Reserve Report Letters" and each a "Reserve Report Letter") of each of Cawley, Gillespie & Associates, Inc., R.A. Lenser & Associates, Inc. and Ryder Scott Company, L.P. included as annexes to the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening spot market product price fluctuations described in the Prospectus, neither the Company nor Whiting Oil and Gas is aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Prospectus and as reflected in each Reserve Report Letter, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the Prospectus and reflected in each Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.

          (xxiv) Oil and Gas Agreements. The participation agreements, joint development agreements, joint operating agreements, farm-out agreements and other agreements described in the Prospectus relating to Whiting Oil and Gas's rights with respect to the ownership, lease or operation of oil and gas properties, the acquisition of interests in oil and gas properties or the exploration for, development of or production of oil and gas reserves thereon, constitute valid and binding agreements of Whiting Oil and Gas and its subsidiaries that are parties thereto and, to the best knowledge of the Company, of the other parties thereto, enforceable in accordance with their terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (xxv) Insurance. The Company and each of its subsidiaries maintain insurance covering their properties, operations, personnel and businesses that, in the Company's reasonable judgment, insures against such losses and risks as are adequate in accordance with customary industry practices to protect the Company and its subsidiaries and their businesses.

          (xxvi) Internal Controls. Whiting Oil and Gas and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability,
     (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (b) Representations and Warranties by the Parent and the Selling Stockholder. The Parent and the Selling Stockholder, jointly and severally, represent and warrant to each Underwriter as of the date hereof with respect to itself, as of the Closing Time, and, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agree with each Underwriter, as follows:

          (i) Absence of Defaults and Conflicts. The execution and delivery of this Agreement and the Transaction Documents and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and pursuant to the Transaction Documents and compliance by the Parent and the Selling Stockholder with their respective obligations hereunder and pursuant to the Transaction Documents have been duly authorized by the Parent and the Selling Stockholder, as appropriate, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Parent or the Selling Stockholder is a party or by which the Parent or the Selling Stockholder may be bound, or to which any of the property or assets of the Parent or the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Parent or the Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign (including ,without limitation, all local government instrumentalities and courts, the Federal Energy Regulatory Commission ("FERC") and the Securities and Exchange Commission's regulations under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act")), having jurisdiction over the Parent and the Selling Stockholder or any of their respective properties.

          (ii) Good and Marketable Title. The Selling Stockholder has and will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery, have good and marketable title to the Securities to be sold by the Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from the Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (iii) Absence of Manipulation. The Parent and the Selling Stockholder have not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (iv) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Parent and the Selling Stockholder of their respective obligations hereunder or pursuant to the Transaction Documents, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the Transaction Documents, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (v) Authorization of Agreement and Transaction Documents. This Agreement has been duly authorized, executed and delivered by the Parent and the Selling Stockholder. Each of the Transaction Documents is or when executed and delivered by the Parent and the Selling Stockholder will be, duly and validly authorized, executed and delivered by the Parent and the Selling Stockholder and is or will be, when executed and delivered by the Parent and the Selling Stockholder, a legally valid and binding obligation of the Parent and the Selling Stockholder enforceable against the Parent and the Selling Stockholder in accordance with its terms, except as such enforcement may be subject to or limited by bankruptcy, insolvency and general principles of equity.

          (vi) Absence of Further Requirements Regarding Separation. All consents, approvals, authorizations and orders necessary to effect the Separation have been obtained.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholder, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the Underwriters,
severally and not jointly, to purchase up to an additional   shares of Common
Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Parent setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Whiting Oil and Gas, 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300, or at such other place as shall be agreed upon by the Representatives and the Parent, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Parent (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Parent, on each Date of Delivery as specified in the notice from the Representatives to the Parent.

     Payment shall be made to the Selling Stockholder by wire transfer of immediately available funds to a bank account designated by the Selling Stockholder, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial

Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Selling Stockholder will deliver the Initial Securities and the Option Securities, if any, to the Representatives for the accounts of the Underwriters through the facilities of the Depositary Trust Company ("DTC"), against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to Merrill Lynch drawn to the order of the Selling Stockholder prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies (one of which shall be manually signed) of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies (one of which shall be manually signed) of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (g) Rule 158. The Company will timely file such reports pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

     (i) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus.

     (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Parent will pay all expenses incident to the performance of its obligations and the obligations of the Company and the Selling Stockholder under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits) as originally filed and of each amendment thereto, (ii) the reproduction and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities,
(iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, except for such fees and disbursements that the Company and Whiting Oil and Gas are required to pay pursuant to the Master Separation Agreement, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (provided that counsel fees in connection therewith do not exceed $5,000), (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and Whiting Oil and Gas contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, of each of (i) Foley & Lardner, counsel for the Company, the Parent and the Selling Stockholder to the effect set forth in Exhibit A hereto; (ii) Welborn Sullivan Meck & Tooley, P.C., counsel for the Company, to the effect set forth in Exhibit B hereto; and (iii) Thelen Reid & Priest LLP, special counsel for the Company, the Parent and the Selling Stockholder to the effect set forth in Exhibit C hereto.

     (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive, (xi), (xiii) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, Whiting Oil and Gas and Whiting Oil and Gas's subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and Whiting Oil and Gas and of the chief financial or chief accounting officer of the Company and Whiting Oil and Gas, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and Whiting Oil and Gas has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

     (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

     (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and Whiting Oil and Gas contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and Whiting Oil and Gas and of the chief financial or chief accounting officer of the Company and Whiting Oil and Gas confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinion of Counsel for Company. The favorable opinion of Foley & Lardner, counsel for the Company, the Parent and the Selling Stockholder, together with the favorable opinion of Welborn Sullivan Meck & Tooley, P.C., counsel for the Company and Thelen Reid & Priest LLP, special counsel for the Company, the Parent and the Selling Stockholder, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iii) Opinion of Counsel for Underwriters. The favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(c) hereof.

          (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Securities in the Share Exchange and the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Parent at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriters. Each of the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate") and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Parent;

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not inure to the benefit of any Underwriter or any person who controls such Underwriter on account of any such loss, liability, claim, damage or expense arising out of any such defect or alleged defect in any preliminary prospectus if a copy of the Prospectus shall not have been given or sent by such Underwriter with or prior to the written confirmation of the sale involved to the extent that (i) the Prospectus would have cured such defect or alleged defect and (ii) sufficient quantities of the Prospectus were timely made available to such Underwriter; and provided, further, that notwithstanding the foregoing provisions, the aggregate amount of the Parent's and the Selling Stockholder's indemnity and contribution obligations under this Section 6 shall not exceed an amount equal to the net cash proceeds (before deducting expenses) received by the Selling Stockholder from the sale of Common Stock pursuant to this Agreement.

     (b) Indemnification of Company, Whiting Oil and Gas, Parent, Selling Stockholder, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, Whiting Oil and Gas, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls Whiting Oil and Gas within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Parent, its directors and each person, if any, who controls the Parent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Selling Stockholder, its directors and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Parent. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In addition, the indemnifying party shall be entitled, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of any claim or action brought against an indemnified party with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ one counsel (in addition to local counsel) to represent them and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the indemnifying party under this Section 6 if, in the reasonable judgment of the Representatives, either (i) there is an actual or potential conflict between the position of the indemnifying party on the one hand and the Underwriters on the other hand or (ii) there may be defenses available to it or them that are different from or additional to those available to the indemnifying party (in any of which events the indemnifying party shall not have the right to direct the defense of such action on behalf of the Representatives with respect to such different defenses), in any of which events such reasonable fees and expenses shall be borne by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder and the Parent and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

     The relative fault of the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

     The Company, Whiting Oil and Gas, the Parent, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates shall have the same rights to contribution as such Underwriter, and each director of the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, any person controlling any Underwriter, its officers or directors or any person controlling the Company, Whiting Oil and Gas, the Parent or the Selling Stockholder and (ii) delivery of and payment for the Securities.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Parent, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, Whiting Oil and Gas and Whiting Oil and Gas's subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred after the date hereof and prior to the Closing Time any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Stockholder to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Stockholder to sell the relevant Option Securities, as the case may be, either the Representatives or the Parent shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial
Center, New York, New York 10080, attention of          ; notices to the Company
and Whiting Oil and Gas shall be directed to them at 1700 Broadway, Suite 2300,
Denver, Colorado 80290-2300, attention of           James J. Volker; and notices
to the Parent and the Selling Stockholder shall be delivered to them at 4902 North Biltmore Lane, Madison, Wisconsin, 53718, attention of Thomas L. Hanson.

     SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder in accordance with its terms.

                                            Very truly yours,

                                            WHITING PETROLEUM CORPORATION


                                            By _________________________________
                                               Title:


                                            WHITING OIL AND GAS CORPORATION


                                            By _________________________________
                                               Title:


                                            ALLIANT ENERGY CORPORATION


                                            By _________________________________
                                               Title:


                                            ALLIANT ENERGY RESOURCES, INC.


                                            By _________________________________
                                               Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
A.G. EDWARDS & SONS, INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By _______________________________________
   Authorized Signatory

         For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                   Number of
                              Name of Underwriter             Initial Securities
                              -------------------             ------------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...................................
A.G. Edwards & Sons, Inc...................................








                                                                 =============
Total......................................................
                                                                 =============



                                     Sch A-1

                                   SCHEDULE B
                          WHITING PETROLEUM CORPORATION
                                  Shares of Common Stock
                           (Par Value $.001 Per Share)

          1. The initial public offering price per share for the Securities,
     determined as provided in said Section 2, shall be $        .

          2. The purchase price per share for the Securities to be paid by the
     several Underwriters shall be $      , being an amount equal to the initial
     public offering price set forth above less $       per share; provided that
     the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                     Sch B-1

                                   SCHEDULE C


                [List of persons and entities subject to lock-up]





                                     Sch C-1

                                                                       Exhibit A

                       FORM OF OPINION OF FOLEY & LARDNER
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

          (iii) The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Description of Capital Stock;" the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and, to our best knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (iv) The Securities, when delivered by the Selling Stockholder pursuant to the Purchase Agreement against payment of the consideration set forth therein, will have been duly authorized and validly issued and will be fully paid and non-assessable.

          (v) The Purchase Agreement and each of the Transaction Documents have been duly authorized, executed and delivered by the Company, Whiting Oil and Gas, the Parent and the Selling Stockholder.

          (vi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          (vii) The Registration Statement, including any Rule 462(b) Registration Statement and the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (viii) The form of certificate used to evidence the Common Stock complies in all material respects with the Delaware General Corporation Law, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

          (ix) The information in the Prospectus under "Description of Capital Stock--Common Stock", "Business and Properties--Regulations--Environmental Regulations," "Description of Capital Stock--Preferred Stock", "Management--Change of Control

     Arrangements" and "Relationship with Alliant Energy Corporation" and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

          (x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any domestic court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been made or obtained, or as may be required under (a) the securities or blue sky laws of the various states,
     (b) the 1935 Act and the rules, regulations and orders of the Commission under the 1935 Act and (c) the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978, the Natural Gas Wellhead Decontrol Act, the Outer Continental Shelf Lands Act and the Interstate Commerce Act and the rules, regulations and orders of the FERC and the Minerals Management Service, as the case may be, under such Acts (collectively, the "Gas and Oil Acts and Regulations"), as to which, in each case, we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the Transaction Documents by the Company, Whiting Oil and Gas, the Parent or the Selling Stockholder or for the issuance of the Securities in the Share Exchange, or the offering, sale or delivery of the Securities pursuant to the Purchase Agreement or the consummation of the transactions contemplated by the Purchase Agreement and the Transaction Documents.

          (xi) The execution, delivery and performance of the Purchase Agreement and the Transaction Documents and the consummation of the transactions contemplated in the Purchase Agreement, the Transaction Documents and in the Registration Statement (including the issuance of the Securities pursuant the Share Exchange and sale of the Securities pursuant to the Purchase Agreement) and compliance by the Parent, the Selling Stockholder and the Company with their respective obligations under the Purchase Agreement and the Transaction Documents do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or, except as set forth in the Registration Statement, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to those agreements identified on Schedule I to this opinion (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or Whiting Oil and Gas, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us (other than the 1935 Act and the rules, regulations and orders of the Commission under the 1935 Act and the Gas and Oil Acts and Regulations, as to which, in each case, we express no opinion), of any U.S. government, government instrumentality or court, having jurisdiction over the Company or Whiting Oil and Gas or any of their respective properties, assets or operations.

          (xii) To the best of our knowledge, other than persons granted registration rights pursuant to the Registration Rights Agreement among Parent, the Company and the Selling Stockholder. (the "Registration Rights Agreement"), there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xiii) The Company is not required, and upon the issuance of the Securities in the Share Exchange and sale of the Securities pursuant to the Purchase Agreement will not be required, to register as an "investment company" under the 1940 Act.

          (xiv) Upon delivery of the Securities to be sold by the Selling Stockholder and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim with respect to such Securities, each of the Underwriters will receive title to the Securities purchased by it from the Selling Stockholder, free and clear of any adverse claim.

          (xv) To the best of our knowledge, the issuance of the Securities in the Share Exchange is not subject to preemptive or other similar rights of any securityholder of the Company.

          Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information, (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Parent and the Selling Stockholder and public officials. In giving such opinion such counsel may, as to all matters governed by the laws of jurisdictions other than the law of the State of Wisconsin, the federal law of the United States, and the General Corporation Law of the State of Delaware, assume that the applicable laws of such other jurisdictions are identical in all relevant respects to the substantive laws of the State of Wisconsin. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                   Schedule I

     1. Indenture of Mortgage or Deed of Trust dated August 1, 1941, between Wisconsin Power and Light Company ("WP&L") and First Wisconsin Trust Company (n/k/a U.S. Bank National Association) and George B. Luhman (Robert T. Jones, successor), as Trustees.

     2. Rights Agreement, dated January 20, 1999, between Alliant Energy Corporation ("AEC") (formerly Interstate Energy Corporation) and Wells Fargo Bank Minnesota, N.A., successor.

     3. Indenture, dated as of June 20, 1997, between WP&L and Firstar Trust Company (n/k/a U.S. Bank National Association), as Trustee, relating to debt securities.

     4. Officers' Certificate, dated as of June 25, 1997, creating the 7% debentures due June 15, 2007 of WP&L.

     5. Officers' Certificate, dated as of October 27, 1998, creating the 5.70% debentures due October 15, 2008 of WP&L.

     6. Officers' Certificate, dated as of March 1, 2000, creating the 7-5/8% debentures due March 1, 2010 of WP&L.

     7. Credit Agreement, dated as of September 30, 2003, among WP&L, the Banks named therein and Bank One NA, as Administrative Agent.

     8. Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between Interstate Power and Light Company ("IP&L") (formerly Iowa Electric Light and Power Company ("IE")) and the First National Bank of Chicago (Bank One Trust Company, National Association, successor), as Trustee ("1993 Indenture").

     9. First through Fifth Supplemental Indentures to IP&L's 1993 Indenture.

     10. Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940, between IP&L (formerly IE) and the First National Bank of Chicago (Bank One Trust Company, National Association, successor), Trustee ("1940 Indenture").

     11. First through Sixty-Third Supplemental Indentures to IP&L's 1940 Indenture.

     12. Indenture or Deed of Trust, dated as of February 1, 1923, between IP&L (formerly IES Utilities Inc. ("IESU"), successor to Iowa Southern Utilities Company ("IS") as a result of the merger of IS and IE), and The Northern Trust Company (Bank One Trust Company, National Association, successor) and Harold H. Rockwell (Lawrence Dillard, successor), as Trustees ("1923 Indenture").

     13. First through Twenty-Fourth Supplemental Indentures, dated May 1, 1940, through December 1, 1994, to IP&L's 1923 Indenture.

     14. Indenture (for Unsecured Subordinated Debt Securities), dated as of December 1, 1995, between IP&L (formerly IESU) and The First National Bank of Chicago (Bank One Trust Company, National Association, successor), as Trustee.

     15. Indenture (for Senior Unsecured Debt Securities), dated as of August 1, 1997, between IP&L (formerly IESU) and The First National Bank of Chicago (Bank of One Trust Company, National Association, successor), as Trustee.

     16. Officers' Certificate, dated as of August 4, 1997, creating IP&L's 6-5/8% Senior Debentures, Series A, due 2009.

     17. Officers' Certificate, dated as of March 6, 2001, creating IP&L's 6-3/4% Senior Debentures, Series B, due 2011.

     18. Officers' Certificate, dated as of September 10, 2003, creating IP&L's 5.875% Senior Debentures, due 2018.

     19. Indenture of IP&L (successor to Interstate Power Company ("IPC") to JPMorgan Chase Bank (formerly The Chase Manhattan Bank) and Carl E. Buckley (James P. Freeman, successor), as Trustees, dated January 1, 1948 securing First Mortgage Bonds ("1948 Indenture").

     20. First through Twenty-First Supplemental Indentures, dated January 1, 1948, through December 31, 2001, to IP&L's 1948 Indenture.

     21. Credit Agreement, dated as of September 30, 2003, among IP&L, the Banks set forth therein, and Bank One NA, as Administrative Agent.

     22. Fourth Amended and Restated Credit Agreement dated as of September 30, 2003 by and among Arnold Fuel, Inc., the Banks now or after party thereto and Bank One, NA, as Agent; the Note Purchase Agreement, dated September 30, 2003, between Arnold Fuel, Inc. and Allstate Life Insurance Company and the Third Amended and Restated Consent and Agreement dated as of September 30, 2003 by IP&L.

     23. Indenture, dated as of November 4, 1999, among Alliant Energy Resources, Inc. ("AER"), AEC, as Guarantor, and Firstar Bank, N.A., as Trustee.

     24. First Supplemental Indenture, dated as of November 4, 1999, among AER, AEC, as Guarantor, and Firstar Bank, N.A. (n/k/a U.S. Bank National Association), as Trustee.

     25. Second Supplemental Indenture, dated as of February 1, 2000, among AER, AEC, as Guarantor, and Firstar Bank, N.A. (n/k/a U.S. Bank National Association), as Trustee.

     26. Third Supplemental Indenture, dated as of November 15, 2001, among AER, AEC, as Guarantor, and Firstar Bank, N.A. (n/k/a U.S. Bank National Association), as Trustee.

     27. Fourth Supplemental Indenture, dated as of December 26, 2002, among AER, AEC, as Guarantor, and U.S. Bank National Association, as Trustee.

     28. 364-Day Credit Agreement, dated as of September 30, 2003, among AEC, the Banks named therein and Bank One, NA, as Administrative Agent.

     29. Credit Agreement, dated as of December 20, 2002, among Whiting Oil and Gas Corporation (f/k/a Whiting Petroleum Corporation), the financial institutions listed therein, Bank One, NA, as Administrative Agent, and Wachovia Bank, N.A., as Syndication Agent.

     30. First Amendment to Credit Agreement, effective as of January 7, 2003, among Whiting Oil and Gas Corporation (f/k/a Whiting Petroleum Corporation), Bank One, NA, as Administrative Agent, and the financial institutions party thereto.

     31. Second Amendment to Credit Agreement, effective as of June 30, 2003, among Whiting Oil and Gas Corporation (f/k/a Whiting Petroleum Corporation), Bank One, NA, as Administrative Agent, and the financial institutions party thereto.

     32. Third Amendment to Credit Agreement, effective           , 2003, among
Whiting Oil and Gas Corporation, Bank One, NA, as Administrative Agent, and the financial institutions party thereto.

     33. Service Agreement (Non-Utility Companies), dated May 22, 1998, among Alliant Industries, Inc. (n/k/a Alliant Energy Resources, Inc.), IPC Development Company, Inc. and Alliant Services Company, Inc. (n/k/a Alliant Energy Corporate Services, Inc.).

     34. Whiting Oil and Gas Corporation (f/k/a Whiting Petroleum Corporation) Production Participation Plan.

     35. First Amendment to Whiting Oil and Gas Corporation (f/k/a Whiting Petroleum Corporation) Production Participation Plan.

     36. Second Amendment to Whiting Oil and Gas Corporation (f/k/a Whiting Petroleum Corporation) Production Participation Plan.

     37. Third Amendment to Whiting Oil and Gas Corporation (f/k/a Whiting Petroleum Corporation) Production Participation Plan.

     38. Fourth Amendment to Whiting Oil and Gas Corporation (f/k/a Whiting Petroleum Corporation) Production Participation Plan.

     39. Whiting Oil and Gas Corporation (f/k/a Whiting Petroleum Corporation) Phantom Equity Plan.

     40. First Amendment to Whiting Oil and Gas Corporation (f/k/a Whiting Petroleum Corporation) Phantom Equity Plan.

     41. Second Amendment to Whiting Oil and Gas Corporation Phantom Equity
Plan.

     42. Whiting Petroleum Corporation 2003 Equity Incentive Plan.

                                                                       Exhibit B

             FORM OF OPINION OF WELBORN SULLIVAN MECK & TOOLEY, P.C.
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

          (i) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and, to the best of our knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

          (ii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company, Whiting Oil and Gas or any subsidiary is a party, or to which the property of the Company, Whiting Oil and Gas or any subsidiary is subject, before or brought by any domestic court or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company or Whiting Oil and Gas or any of their respective obligations thereunder.

          (iii) All descriptions in the Registration Statement of contracts and other documents to which the Company, Whiting Oil and Gas or any of their respective subsidiaries are a party are, to the best of our knowledge, accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

          (iv) The information in the Prospectus under "Business and Properties--Regulation", "Business and Properties--Legal Proceedings", "Business and Properties--Environmental and Safety" and "Business and Properties--Title to Properties", to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

          (v) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any domestic court or governmental authority or agency pursuant to the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978, the Natural Gas Wellhead Decontrol Act, the Outer Continental Shelf Lands Act and the Interstate Commerce Act and the rules, regulations and orders of the FERC and the Minerals Management Service, as the case may be, under such Acts is necessary or required in connection with the due authorization, execution or delivery of the Purchase Agreement or for the offering, sale or delivery of the Securities or in connection with the Separation and the execution of the Transaction Documents.

          (vi) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance of the Securities in the Share Exchange and sale of the Securities pursuant to the Purchase Agreement) and compliance by Whiting Oil and Gas with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Whiting Oil and Gas or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which Whiting Oil and Gas or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of Whiting Oil and Gas or any subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of Whiting Oil and Gas or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us (other than the 1935 Act and the rules, regulations and orders of the Commission under the 1935 Act, as to which we express no opinion), of any U.S. government, government instrumentality or court, having jurisdiction over Whiting Oil and Gas or any subsidiary or any of their respective properties, assets or operations.

          Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information, (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In giving such opinion such counsel may, as to all matters governed by the laws of jurisdictions other than the law of the State of Colorado, the federal law of the United States, and the General Corporation Law of the State of Delaware, assume that the applicable laws of such other jurisdictions are identical in all relevant respects to the substantive laws of the State of Colorado. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit C

                   FORM OF OPINION OF THELEN REID & PRIEST LLP
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

          (i) The information in the Prospectus under "Business--Regulation-- Public Utility Holding Company Act of 1935", to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects.

          (ii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency pursuant to the 1935 Act (other than those that have been made or obtained) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the issuance of the Securities in the Share Exchange or the offering, sale or delivery of the Securities pursuant to the Purchase Agreement or in connection with the Separation and the execution of the Transaction Documents.

          (iii) The execution, delivery and performance of the Purchase Agreement and the Transaction Documents and the consummation of the transactions contemplated in the Purchase Agreement, the Transaction Documents and in the Registration Statement (including the issuance and sale of the Securities) and compliance by the Company, the Parent and the Selling Stockholder with their respective obligations under the Purchase Agreement and the Transaction Documents do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, the 1935 Act (except for such conflicts and breaches that would not have a Material Adverse Effect).

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Parent and the Selling Stockholder and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit D


        [Form of lock-up from directors, officers or other stockholders pursuant to Section 5(i)]

                                     , 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
A.G. Edwards & Sons, Inc.
  as Representatives of the several
  Underwriters to be named in the
  within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York 10080

         Re: Proposed Public Offering by Whiting Petroleum Corporation

Dear Sirs:

         The undersigned, a stockholder [and an officer and/or director] of Whiting Petroleum Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and A.G. Edwards & Sons, Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restriction set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this lock-up agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the

         Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

                                       Very truly yours,


                                       Signature:
                                                  ------------------------------

                                       Print Name:
                                                   -----------------------------

                                       D-2